Blackstone Development Inc.
P.O. Box 289
7 Prospect Avenue
Cobalt ON P0J 1C0
Tel. (705) 679-2166
Fax. (705) 679-5603
e-mail: blackstn@nt.net

March 30, 2004.

Tryx Ventures Corp.
314 - 837 West Hastings St.
Vancouver, B.C. V6C 3N6

And

Securities and Exchange Commission
450 Fifth St. N.W.
Washington DC 20549
USA

Re: Tryx Ventures Corp. Registration Statement on Form SB-2:
File No. 333 - 107827.

Dear Sirs,

Tryx Ventures Corp. is authorized to use our Geological and Prospecting Reports (1999 OPAP Grant project for the Niemetz Property located in Briggs Township, Temagami, Ontario, Canada) in its Registration Statement on Form SB-2 and to submit the report to all regulatory bodies including, without limitation, the Securities and Exchange Commission.

On behalf of myself and Blackstone Development Inc., we consent to the use of our name, agrees to be named as an expert, and concur with the reference to and summary of our Report contained in the Registration Statement.

Thank you.

Sincerely,

/s/ Gino Chitaroni
Gino Chitaroni, B.Sc.
Geologist/Prospector
and
President
Blackstone Development Inc.

Glossary of Terms

OPAP = Ontario Prospectors Assistance Program